Exhibit 23.1






                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.33-47516) pertaining to the 1992 Incentive and Nonqualified Stock Option Plan and options granted to the principals of a joint venture partner of Lone Star Steakhouse & Saloon, Inc., in the Registration Statement (Form S-8 No. 33-75078) pertaining to the 1992 Incentive and Nonqualified Stock Option Plan and 1992 Director's Stock Option Plan of Lone Star Steakhouse & Saloon, Inc., in the Registration Statement (Form S-8 No. 33-00280) pertaining to the 1992 Incentive and Nonqualified Stock Option Plan of Lone Star Steakhouse & Saloon Inc. and in the Registration Statement (Form S-8 No. 333-33762) pertaining to the Deferred Compensation Plan and Retirement (401-K) Savings Plan of Lone Star Steakhouse & Saloon, Inc., of our report dated February 2, 2001, with respect to the consolidated financial statements of Lone Star Steakhouse & Saloon, Inc. included in this Annual Report (Form 10-K) for the year ended December 26, 2000.


/s/ ERNST & YOUNG LLP
Kansas City, Missouri
March 26, 2001